Consent of Independent Auditors




We consent to the references to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 8, 2001 with respect to the financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 23, 2001 with respect to the financial statements of American Enterprise Variable Annuity Account - Wells Fargo Advantage(SM) Builder Variable Annuity (comprised of subaccounts PBCA1, WBCA1, WBCA3, WBCA4, WCAR1, WCAR3, WCAR4, WCAR6, PDEI1, WDEI1, WDEI3, WDEI4,
PEXI1,  WEXI1,  WEXI3,  WEXI4,  WFDI1, WFDI3, WFDI4, WFDI6, PNDM1, WNDM1, WNDM3,
WNDM4,  PSCA1,  WSCA1,  WSCA3,  WSCA4, PCAP1, WCAP1, WCAP3, WCAP4, PVAL1, WVAL1,
WVAL3,  WVAL4,  WSRG1,  WSRG3,  WSRG4, WSRG6, WISE1, WISE3, WISE4, WISE6, WRES1,
WRES3,  WRES4,  WRES6,  PSMC1,  WSMC1, WSMC3, WSMC4, WMSS1, WMSS3, WMSS4, WMSS6,
WUSE1,  WUSE3,  WUSE4,  WUSE6,  WGLI1, WGLI3, WGLI4, WGLI6, SITO2, WITO1, WITO4,
WITO6,  WMCV1,  WMCV3,  WMCV4,  WMCV6, PGIS1, WGIS1, WGIS3, WGIS4, PUTS1, WUTS1,
WUTS3,  WUTS4,  PIGR1,  WIGR1,  WIGR3, WIGR4, PVIS1, WVIS1, WVIS3, WVIS4, WAAL1,
WAAL3,  WAAL4,  WAAL6,  WCBD1,  WCBD3, WCBD4, WCBD6, WEQI1, WEQI3, WEQI4, WEQI6,
WEQV1,  WEQV3,  WEQV4,  WEQV6,  WGRO1, WGRO3, WGRO4, WGRO6, WIEQ1, WIEQ3, WIEQ4,
WIEQ6, WLCG1, WLCG3, WLCG4, WLCG6, WMMK1, WMMK3, WMMK4, WMMK6, WSCG1, WSCG3, WSCG4 and WSCG6), included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4, No. 333-85567) and related Prospectus for the registration of the Wells Fargo Advantage(SM) Builder Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.



/s/Ernst & Young LLP
   Ernst & Young LLP
   Minneapolis, Minnesota
   April 30, 2001